Exhibit 99.1

Manitex International Reports Fourth Quarter and Full Year 2021 Results

Bridgeview, IL, March 8, 2022 — Manitex International, Inc. (Nasdaq: MNTX) (“Manitex” or the “Company”), a leading international provider of cranes and specialized industrial equipment, today announced results for the fourth quarter and full year of 2021.

Financial Highlights

•

Fourth quarter net sales increased 18.2% year-over-year, to $53.4 million, compared to $45.2 million in the fourth quarter of 2020; for the full year, net sales rose to $211.5 million from $167.5 million in 2020

•

Largely due to asset impairment charges of $3.2 million (related to the closure of the Company’s Badger facility) and supply chain inefficiencies, fourth quarter gross profit declined to $4.7 million from $8.4 million in the prior-year period

•

The Company reported a fourth quarter net loss from continuing operations of $8.1 million, or $(0.40) per diluted share, compared to a loss of $1.8 million, or $(0.09) per diluted share, in the fourth quarter of 2020; the fiscal 2021 fourth quarter results included $6.4 million of one-time, after-tax charges ($0.32 per share), largely related to the Badger closing

•	Adjusted EBITDA* was $0.3 million in the fourth quarter of fiscal 2021 versus $1.5 million in 2020; for the full year, Adjusted EBITDA rose to $8.0 million from $5.7 million in the prior-year period

•

Backlog as of December 31, 2021 increased to $189.0 million from $113.6 million as of September 30, 2021, up 66.4% sequentially; the Company’s book-to-bill ratio was 2.41:1 for the fourth quarter of 2021

•	Net debt was $23.8 million at the end of the quarter, representing a leverage ratio of 3.0 times trailing Adjusted EBITDA*

•	The Company’s total liquidity* was $37.6 million as of December 31, 2021 versus $28.9 million at the end of 2020

“As we turn the corner on 2021, we remain steadfast in our resolve to tackle near-term supply chain constraints and put the Company on sound footing for the year ahead,” said Steve Filipov, CEO of Manitex International. “We took a number of steps to improve our cost structure during the quarter including, first and foremost, closing our Badger facility in Winona, Minnesota and moving production of certain straight-mast boom cranes and aerial platforms to Georgetown, Texas. As part of this initiative – to enhance efficiencies and increase capacity utilization – we booked a pre-tax charge of $3.6 million related to asset impairment and inventory write-downs. We expect that such actions will save on operating expense and logistics costs going forward, expanding margins and paving the way for improved bottom line results. Furthermore, we will realize cash proceeds from selling assets related to the discontinued product lines and inventory, along with property, plant and equipment, associated with this consolidation.

“Our backlog grew over 66% sequentially from the third quarter while, at the same time, we continued to adjust pricing in response to ongoing supply chain challenges including higher material costs and logistics-related expense; while there is a lag time for such purchase price variances to stabilize, we expect margins to normalize as the year progresses. We also utilized cash generation to pay down debt in the fourth quarter and begin 2022 in a stronger liquidity position, which we believe will allow us to take advantage of strategic transactions that will be complementary to our existing business. Overall, even as the Company and industry face headwinds due to tight markets worldwide, we’re seeing strong demand across the board and are optimistic about achieving greater operating performance in the quarters to come.”

*	The sum of cash and availability under the Company’s revolver and working capital facilities.

Financial Results for the Fourth Quarter and Full Year ended December 31, 2021

Net sales for the fourth quarter were $53.4 million compared to $45.2 million for the fourth quarter of 2020, and the Company reported a net loss from continuing operations of $8.1 million, or $(0.40) per diluted share, compared to a loss of $1.8 million, or $(0.09) per diluted share, in the prior-year period. Adjusted net loss* from continuing operations for the fourth quarter of 2021 was $1.7 million, or $(0.08) per share, compared with the loss of $1.3 million, or $(0.07) per share for the fourth quarter of 2020.

Net sales for the full year were $211.5 million in 2021 compared to $167.5 million in 2020, and the Company reported a net loss from continuing operations of $4.6 million, or $(0.23) per diluted share, in 2021 compared to $12.7 million, or $(0.64) per diluted share, in the prior-year period.

Note: Results presented above are from Continuing Operations

*	Adjusted numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” below.

Conference Call:

Management will host a conference call with an accompanying slide presentation, after the close of the market, at 4:30PM ET today, March 8, 2022, to discuss the results with the investment community. Anyone interested in participating in the call should dial 877-407-0792 from within the United States or 201-689-8263 if calling internationally. A replay will be available and can be accessed by dialing 844-512-2921 or 412-317-6671. Please use passcode 13727027 to access the replay. The call will be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the Company’s website at www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

In this press release, we refer to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. A reconciliation of Adjusted GAAP financial measures is included with this press release. Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of the dates indicated.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, MAC, PM-Tadano, Oil & Steel, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates
Steve Filipov	Chris Witty, Managing Director
Chief Executive Officer	Investor Relations
512-942-3000	646-438-9385 cwitty@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$21,359	$17,161
Cash – restricted	222	240
Trade receivables (net)	30,515	30,418
Other receivables	2,039	179
Inventory (net)	64,965	56,055
Prepaid expense and other current assets	2,436	2,218

Total current assets	121,536	106,271

Total fixed assets, net of accumulated depreciation of $18,662 and $17,444 at December 31, 2021 and December 31, 2020, respectively	16,460	18,723
Operating lease assets	3,563	4,068
Intangible assets (net)	11,946	15,671
Goodwill	24,949	27,472
Other long-term assets	1,143	1,143
Deferred tax assets	178	247

Total assets	$179,775	$173,595

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$44,136	$32,429
Accrued expenses	10,539	7,909
Related party payables (net)	203	52
Notes payable	18,401	16,510
Current portion of finance lease obligations	399	344
Current portion of operating lease obligations	1,064	1,167
Customer deposits	7,121	2,363
Deferred income liability	—	3,747

Total current liabilities	81,863	64,521

Long-term liabilities
Revolving term credit facilities (net)	12,717	12,606
Notes payable (net)	10,089	13,625
Finance lease obligations (net of current portion)	3,822	4,221
Non-current operating lease obligations	2,499	2,901
Deferred gain on sale of property	507	587
Deferred tax liability	1,074	1,333
Other long-term liabilities	4,389	4,892

Total long-term liabilities	35,097	40,165

Total liabilities	116,960	104,686

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at December 31, 2021 and December 31, 2020	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,940,487 and 19,821,090 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	132,206	131,455
Paid-in capital	3,264	3,025
Retained deficit	(68,436)	(63,863)
Accumulated other comprehensive loss	(4,219)	(1,708)

Total equity	62,815	68,909

Total liabilities and equity	$179,775	$173,595

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net revenues	$53,391	$45,184	$211,539	$167,498
Cost of sales	45,510	36,755	175,377	136,632
Cost of sales - inventory write-down	3,226	—	3,226	—

Gross profit	4,655	8,429	32,936	30,866
Operating expenses
Research and development costs	975	981	3,332	3,227
Selling, general and administrative expenses	8,716	7,517	31,948	28,743
Impairment of intangibles and fixed assets	2,078	—	2,078	6,722

Total operating expenses	11,769	8,498	37,358	38,692

Operating income (loss)	(7,114)	(69)	(4,422)	(7,826)
Other income (expense)
Interest expense	(511)	(762)	(2,084)	(3,595)
Interest income	36	17	43	97
Gain on extinguishment of debt	—	—	—	595
Gain on Paycheck Protection Program loan forgiveness	—	—	3,747	—
Foreign currency transaction loss	(122)	(142)	(543)	(813)
Other income (expense)	20	(6)	(97)	(503)

Total other income (expense)	(577)	(893)	1,066	(4,219)

Income (loss) before income taxes from continuing operations	(7,691)	(962)	(3,356)	(12,045)
Income tax expense from continuing operations	374	865	1,217	674

Net income (loss) from continuing operations	(8,065)	(1,827)	(4,573)	(12,719)

Discontinued operations
Loss from operations of discontinued operations	—	(57)	—	(888)
Income tax expense	—	2	—	3

Loss from discontinued operations	—	(59)	—	(891)

Net income (loss)	$(8,065)	$(1,886)	$(4,573)	$(13,610)

Income (loss) per share
Basic
Income (loss) from continuing operations	$(0.40)	$(0.09)	$(0.23)	$(0.64)
Loss from discontinued operations	$—	$(0.01)	$—	$(0.05)
Net income (loss)	$(0.40)	$(0.10)	$(0.23)	$(0.69)
Diluted
Income (loss) from continuing operations	$(0.40)	$(0.09)	$(0.23)	$(0.64)
Loss from discontinued operations	$—	$(0.01)	$—	$(0.05)
Net income (loss)	$(0.40)	$(0.10)	$(0.23)	$(0.69)
Weighted average common shares outstanding
Basic	19,935,512	19,817,599	19,900,117	19,773,081
Diluted	19,935,512	19,817,599	19,900,117	19,773,081

Note: Results shown are from Continuing Operations

Net Sales, Gross Margin and Operating Income (Loss)

	Three Months Ended
	December 31, 2021		September 30, 2021		December 31, 2020
	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$53,391	$53,391	$50,935	$50,935	$45,184	$45,184
% change Vs Q3 2021	4.8%	4.8%
% change Vs Q4 2020	18.2%	18.2%
Gross margin	4,655	7,881	8,036	8,036	8,429	8,095
Gross margin % of net sales	8.7%	14.8%	15.8%	15.8%	18.7%	17.9%
Operating Income (loss)	(7,114)	(747)	(155)	477	(69)	323

	Year Ended
	December 31, 2021		December 31, 2020
	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$211,539	$211,539	$167,498	$167,498
% change Vs prior year	26.3%	26.3%
Gross margin	32,936	36,231	30,866	30,885
Gross margin % of net sales	15.6%	17.1%	18.4%	18.4%
Operating Income (loss)	(4,422)	3,586	(7,826)	1,291

Reconciliation of Net Income (Loss) To Adjusted Net Income (Loss)

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss)	$(8,065)	$(1,101)	$(1,827)	$(4,573)	$(12,719)
Adjustments, including net tax impact	6,411	882	528	4,823	10,347
Adjusted net income (loss)	$(1,654)	$(219)	$(1,299)	$250	$(2,372)
Weighted diluted shares outstanding	19,935,512	19,917,276	19,817,599	19,900,117	19,773,081
Diluted earnings (loss) per share as reported	$(0.40)	$(0.06)	$(0.09)	$(0.23)	$(0.64)
Total EPS effect	$0.32	$0.05	$0.02	$0.24	$0.52
Adjusted diluted earnings (loss) per share	$(0.08)	$(0.01)	$(0.07)	$0.01	$(0.12)

Reconciliation of Net Income (Loss) To Adjusted EBITDA

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Income (loss)	$(8,065)	$(1,101)	$(1,827)	$(4,573)	$(12,719)
Interest expense	511	490	762	2,084	3,595
Tax expense	374	234	865	1,217	674
Depreciation and amortization expense	1,004	1,085	1,164	4,343	4,309

EBITDA	$(6,176)	$708	$964	$3,071	$(4,141)
Adjustments:
Inventory impairment	$3,226	$—	$—	$3,226	$—
Impairment of Intangibles	2,078	—	—	2,078	6,722
Litigation / legal settlement	682	271	113	1,193	772
Stock compensation	240	239	380	1,056	1,038
FX	122	121	142	543	813
Put call option reversal	—	—	(334)	—	(334)
PPP Loan forgiveness	—	—	—	(3,747)	—
Restructuring costs	81			150	433
Gain from PM debt payoff					(595)
Other	60	258	233	442	998

Total Adjustments	$6,489	$889	$534	$4,940	$9,847

Adjusted EBITDA	$313	$1,597	$1,498	$8,011	$5,706

Adjusted EBITDA as % of sales	0.6%	3.1%	3.3%	3.8%	3.4%

Backlog

	Dec 31, 2021	Sept 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Backlog from continuing operations	$188,981	$113,584	$111,170	$83,793	$67,967
Change Versus Current Period		66.4%	70.0%	125.5%	178.0%

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

Net Debt

Net debt is calculated using the Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, and revolving credit facilities minus cash and cash equivalents.

	December 31, 2021	September 30, 2021	December 31, 2020
Total cash & cash equivalents	$21,581	$17,564	$17,401
Notes payable - short term	$18,401	$14,383	$16,510
Current portion of finance leases	399	380	344
Notes payable - long term	10,089	12,684	13,625
Finance lease obligations - LT	3,822	3,931	4,221
Revolver, net	12,717	12,704	12,606

Total debt	$45,428	$44,082	$47,306

Net debt	$23,847	$26,518	$29,905